JSB FINANCIAL, INC.
                              EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of June 22, 1999 by and between JSB FINANCIAL, INC., a business corporation organized and operating under the laws of the State of Delaware and having its principal office at 303 Merrick Road, Lynbrook, New York 11563 ("Company"), and Bernice Glaz, an individual residing at (address omitted) ("Executive"). Any reference to the "Bank" in this Agreement shall mean Jamaica Savings Bank FSB and any successor thereto.

                              W I T N E S S E T H :

                  WHEREAS, the Executive is currently serving as Senior Vice President of the Company, and the Company wishes to assure itself of the services of the Executive for the period provided in this Agreement; and

                  WHEREAS, the Executive is willing to serve in the employ of the Company on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES.

                  During the period of her employment hereunder, the Executive agrees to serve as Senior Vice President of the Company. The Executive shall render administrative and management services to the Company such as are customarily performed by persons situated in a similar executive capacity and shall perform such other duties not inconsistent with her title and office as may be assigned to her by or under the authority of the Board of Directors of the Company (the "Board"). The Executive shall have such authority as is necessary or appropriate to carry out her assigned duties. Failure to re-elect the Executive as Senior Vice President of the Company (or a more senior position) without the consent of the Executive shall constitute a breach of this Agreement.

2.       TERMS.

                  (a) The period of the Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written (the "Effective Date") and shall continue for a period of 36 full calendar months thereafter. Commencing with the Effective Date, the term of this Agreement shall be extended for one additional day each day until such time as the Board or the Executive elects not to extend the term of the Agreement further by giving written notice to the other party in accordance with Section 10, in which case the term of this Agreement shall become fixed and shall end on the third anniversary of the date of such written notice. For purposes of this Agreement, the term "Employment Period" shall mean the term of this Agreement plus such extensions as are provided herein.

                  (b) During the period of her employment hereunder, except for periods of absence occasioned by illness, disability, holidays, reasonable vacation periods and reasonable leaves of absence, the Executive shall devote substantially all of her business time, attention, skill and efforts to the faithful performance of her duties hereunder including (i) service as Senior Vice President of the Company, and, if duly elected, a Director of the Company,
(ii) performance of such duties not inconsistent with her title and office as may be assigned to her by or under the authority of the Board or a more senior executive officer, and (iii) such other activities and services related to the organization, operation and management of the Company. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic, industry or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company. It is also expressly agreed that the Executive may conduct activities subsequent to the Effective Date that are generally accepted for an executive in her position, regardless of whether conducted by the Executive prior to the Effective Date.

                  (c) Notwithstanding anything herein contained to the contrary:
(i) the Executive's employment with the Company may be terminated by the Company or the Executive during the term of this Agreement, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of the Executive's employment following the expiration of the term of this Agreement upon such terms and conditions as the Board and the Executive may mutually agree.

                  (d) Upon the termination of the Executive's employment with the Company, the daily extensions provided pursuant to Section 2(a) shall cease (if such extensions have not previously ceased), and, if such termination is under circumstances described in Section 4(a) or Section 5(b), the term "Unexpired Employment Period" shall mean the period of time commencing from the date of such termination and ending on the last day of the Employment Period computed with reference to all extensions prior to such termination.

                  (e)  In  the   event   that   the   Executive's   duties   and
responsibilities with respect to the Bank are temporarily or permanently terminated pursuant to Section 9 of the Employment Agreement dated June 22, 1999, as it may be amended from time to time, between the Executive and the Bank ("Bank Agreement") and the course of conduct upon which such termination is based would not constitute grounds for Termination for Cause under Section 9, then the Executive shall, to the extent practicable, assume such duties and responsibilities formerly performed at the Bank as part of her duties and responsibilities as Senior Vice President of the Company. Nothing in this provision shall be interpreted as restricting the Company's right to remove the Executive for Cause in accordance with Section 9.

3.       COMPENSATION AND REIMBURSEMENT.

                  (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1. The Company shall pay the Executive as compensation a salary at an annual rate of not less than (salary omitted) per year or such higher rate as may be prescribed by or under the authority of the Board ("Base Salary"). The Base Salary payable under this Section 3 shall be paid in approximately equal installments in accordance with the Company's customary payroll practices. During the period of this Agreement, the Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by a Committee designated by the Board, and the Board may increase the Executive's Base Salary, which increased amount shall be considered the Executive's "Base Salary" for purposes of this Agreement. In no event shall the Executive's annual rate of Base Salary under this Agreement in effect at a particular time be reduced without her prior written consent. In addition to the Base Salary provided in this Section 3(a), the Company shall provide the Executive at no cost to the Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

                  (b) The Company will provide the Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which the Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Company will not, without the Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect the Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), the Executive will be entitled to participate in or receive benefits under any employee benefit plans with respect to which the Executive satisfies the eligibility requirements, including, but not limited to, the Retirement Plan of Jamaica Savings Bank FSB ("RP"), the Incentive Savings Plan of Jamaica Savings Bank FSB ("ISP"), the Jamaica Savings Bank FSB Employee Stock Ownership Plan ("ESOP"), the Benefit Restoration Plan of Jamaica Savings Bank FSB ("BRP"), the JSB Financial, Inc. 1990 Stock Option Plan, the JSB Financial, Inc. 1996 Stock Option Plan, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, group life, health (including hospitalization, medical and major medical), dental, accidental death and dismemberment, travel accident and short-term disability insurance plans, or any other employee benefit plan or arrangement made available by the Company in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Company in which the Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

                  (c) The Executive's principal place of employment shall be at the Company's executive offices at the address first above written, or at such other location in New York City or in Nassau County or Suffolk County at which the Company shall maintain its principal executive offices, or at such other location as the Board and the Executive may mutually agree upon. The Company shall provide the Executive, at her principal place of employment with support services and facilities suitable to her position with the Company and necessary or appropriate in connection with the performance of her assigned duties under this Agreement. The Company or the Bank shall provide the Executive with an automobile suitable to the position of Senior Vice President of the Company, in accordance with prior practice, and such automobile may be used by the Executive in carrying out her duties under the Agreement, including commuting between her residence and her principal place of employment, and other personal use. The Company shall reimburse the Executive for her ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as the Executive and the Board shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of her duties under this Agreement, upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

                  (d) In the event that the Executive assumes additional duties and responsibilities pursuant to Section 2(e) by reason of one of the circumstances contained in Section 2(e), and the Executive receives or will receive less than the full amount of compensation and benefits formerly entitled to her under the Bank Agreement, the Company shall assume the obligation to provide the Executive with her compensation and benefits in accordance with the Bank Agreement less any compensation and benefits received from the Bank, subject to the terms and conditions of this Agreement including the Termination for Cause provisions in Section 9.

4. PAYMENTS TO THE EXECUTIVE UPON AN EVENT OF TERMINATION.

The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 9 and 29.

                  (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank or the Company of the Executive's full-time employment hereunder for any reason other than: following a Change in Control, as defined in Section 5; for Disability, as defined in Section 6; for Retirement, as defined in Section 8; for Cause, as defined in Section 9; or upon the Executive's death; or (ii) unless consented to by the Executive, the Executive's voluntary resignation from the Company's employ, upon any: (A) failure to elect or re-elect or to appoint or re-appoint the Executive as Senior Vice President of the Company, (B) material adverse change in the Executive's function, duties, or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above (and any such material change shall be deemed a continuing breach of this Agreement), (C) relocation of the Executive's principal place of employment by more than 30 miles from its location at the Effective Date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the Effective Date of this Agreement, (D) liquidation or dissolution of the Bank or Company, or (E) material breach of this Agreement by the Company. Upon the occurrence of any event described in clauses (A), (B), (C), (D) or (E), above, the Executive shall have the right to elect to terminate her employment under this Agreement by resignation upon written notice pursuant to Section 10 given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

                  (b) Upon the occurrence of an Event of Termination as set forth in Section 4(a), on the Date of Termination, as defined in Section 10, the Company shall be obligated to pay, or to provide, the Executive, or, in the event of her subsequent death, to her surviving spouse or such other beneficiary or beneficiaries as the Executive may designate in writing, or if neither her estate, as severance pay or liquidated damages, or both, the benefits provided below and a payment equal to the sum of the payments set forth below:

         (i) payment of the sum of (A) the Executive's annual Base Salary through the Date of Termination to the extent not theretofore paid and (B) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (A) and (B) shall be hereinafter referred to as the "Accrued Obligations");

         (ii) the benefits, if any, to which the Executive is entitled as a former employee under the Bank's or Company's employee benefit plans and programs and compensation plans and programs;

         (iii) continued group life, health (including hospitalization, medical and major medical), dental, accidental death and dismemberment, travel accident and short-term disability insurance benefits as provided by the Bank or the Company, in addition to that provided pursuant to Section 4(b)(ii), if and to the extent necessary to provide for the Executive, for the remaining Unexpired Employment Period, coverage equivalent to the coverage to which she would have been entitled if she had continued working for the Company during the remaining Unexpired Employment Period at the highest annual rate of salary achieved during the Employment Period; provided, however, if the Executive has obtained group life, health (including hospitalization, medical and major medical), dental, accidental death and dismemberment, travel accident and/or short-term disability insurance benefits coverage from another source, the Executive may, as of any month, make an irrevocable election to forego the continued coverage that would otherwise be provided hereunder for the remaining Unexpired
     Employment Period, or any portion thereof, in which case the Bank or the Company, upon receipt of the Executive's irrevocable election, shall pay the Executive an amount equal to the estimated cost to the Bank or the Company of providing such coverage during such period;

         (iv) if and to the extent not already provided under Sections 4(b)(ii) and 4(b)(iii), continued health (including hospitalization, medical and major medical) and dental insurance benefits to the extent maintained by the Bank or the Company for its employees or retirees during the remainder of the Executive's lifetime and the lifetime of her spouse, if any, for so long as the Executive continues to reimburse the Bank for the cost of such continued coverage;

         (v) a lump sum payment, as liquidated damages, in an amount equal to the Base Salary and the bonus or other incentive compensation that the Executive would have earned if the Executive had continued working for the Bank and the Company during the remaining Unexpired Employment Period (A) at the highest annual rate of Base Salary and bonus or other incentive compensation achieved by the Executive during the three-year period immediately preceding the Executive's Date of Termination, except that (B) in the case of a Change in Control, such lump sum shall be determined based upon the Base Salary and the bonus or other incentive compensation, respectively, that the Executive would have been paid during the remaining Unexpired Employment Period including the assumed increases referred to in clauses (i) and (ii) of Section 5(b);

         (vi) a lump sum payment in an amount  equal to the excess,  if any, of:
     (A) the present value of the pension benefits to which the Executive would be entitled under the RP and the BRP (and under any other qualified and non-qualified defined benefit plans maintained by the Company or the Bank covering the Executive) as if she had continued working for the Company during the remaining Unexpired Employment Period (x) at the highest annual rate of Base Salary and, if applicable, the highest bonus or other incentive compensation, respectively, achieved by the Executive during the three-year period immediately preceding the Executive's Date of Termination, except that (y) in the case of a Change in Control, such lump sum shall be determined based upon the Base Salary and, if applicable, the bonus or other incentive compensation, respectively, that the Executive would have been paid during the remaining Unexpired Employment Period including the assumed increases referred to in clauses (i) and (ii) of
     Section 5(b), and (z) in the case of a Change in Control, as if three additional years are added to the Executive's age and years of creditable service under the RP and the BRP and after taking into account any other compensation required to be taken into account under the RP and the BRP (and any other qualified and non-qualified defined benefit plans of the Company or the Bank, as applicable), over (B) the present value of the pension benefits to which she is actually entitled under the RP and the BRP (and any other qualified and non-qualified defined benefit plans) as of her Date of Termination, where such present values are to be determined using a discount rate of 6% and the mortality tables prescribed under section 72 of the Internal Revenue Code of 1986, as amended ("Code"); and

         (vii) a lump sum payment in an amount equal to the contributions that would have been made by the Company or the Bank on the Executive's behalf to the ISP and the ESOP and to the BRP with respect to such ISP and ESOP contributions (and to any other qualified and non-qualified defined contribution plans maintained by the Company or the Bank covering the Executive) as if the Executive had continued working for the Bank and the Company during the remaining Unexpired Employment Period making the maximum amount of employee contributions required or permitted, if any, under such plan or plans and earning (A) the highest annual rate of Base Salary and, if applicable, the highest bonus or other incentive compensation, respectively, achieved by the Executive during the three-year period immediately preceding the Executive's Date of Termination, except that (B) in the case of a Change in Control, such lump sum shall be determined based upon the Base Salary and, if applicable, the bonus or other incentive compensation, respectively, that the Executive would have been paid during the remaining Unexpired Employment Period including the assumed increases referred to in clauses (i) and (ii) of Section 5(b).

The benefits to be provided  under,  and the amounts  payable  pursuant to, this
Section 4 shall be provided and be payable without regard to proof of damages and without regard to the Executive's efforts, if any, to mitigate damages. The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that such liquidated damages constitute reasonable damages under the circumstances.

                  (c) Payments to the Executive under Section 4 shall be made within ten days of the Executive's Date of Termination.

                  (d) In the event payments are made under Section 4 or Section 5, the Executive may select an individual or firm to provide her with reasonable outplacement counseling services, and the Company shall pay for the costs of such services; provided, however, that the cost to the Company of such outplacement counseling services shall not exceed 25% of the Executive's Base Salary.

5.       CHANGE IN CONTROL.

                  (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Bank or Company, as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank or Company shall mean any one or more of the following:

         (i) An event of a nature that would be required to be reported in response to Item l(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (ii) An event of a nature that results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended, or the Change in Bank Control Act of 1978, as amended, as applicable, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") or its predecessor agency, the Federal Deposit Insurance Corporation ("FDIC") or the Board of Governors of the Federal Reserve System ("FRB"), as the case may be, as in effect on the date hereof, but excluding any such Change in Control resulting from the purchase of securities by the Company or the Company's or the Bank's tax-qualified employee benefit plans and trusts;

         (iii) If any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the initial conversion of the Bank from mutual to stock form (the "Conversion") and any securities purchased by the Company or the Company's or the Bank's tax-qualified employee benefit plans and trusts;

         (iv) If the individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board shall be considered as though she were a member of the Incumbent Board, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

         (v)  A   merger,   consolidation,   reorganization,   sale  of  all  or
     substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity, other than a transaction following which (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Bank or Company and (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Bank or Company;

         (vi) A proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or

         (vii) A tender offer is completed for 20% or more of the voting securities of the Bank or Company then outstanding.

The "Change in Control Date" shall mean the date during the Employment Period on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated and if it is reasonably demonstrated by the Executive that such termination of employment (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment.

                  (b) If any of the events described in Section 5(a) constituting a Change in Control have occurred or the Board has determined that a Change in Control has occurred, the Executive shall be entitled to the payments and the benefits provided below on the Change in Control Date. The amounts payable and the benefits to be provided under this Section 5(b) to the Executive shall consist of the payments and benefits that would be due to the Executive and the Executive's family under Section 4(b) as if an Event of Termination under Section 4(a) had occurred on the Change in Control Date and that for purposes of this Section 5(b), the term Unexpired Employment Period shall mean three years from the Change in Control Date. For purposes of determining the payments and benefits due under this Section 5(b), when calculating the payments due and benefits to be provided for the Unexpired Employment Period, it shall be assumed that for each year of the remaining term of this Agreement, the Executive would have received (i) an annual increase in Base Salary equal to the average percentage increase in Base Salary received by the Executive for the three-year period ending with the earlier of (x) the year in which the Change in Control Date occurs or (y) the year during which a definitive agreement, if any, governing the Change in Control is executed, with the first such increase effective as of the January 1st next following such three-year period and the second and third such increases effective as of the next two anniversaries of such January 1st, (ii) a bonus or other incentive compensation equal to the highest percentage rate of bonus or incentive compensation paid to the Executive during the three-year period referred to in clause (i) of this Section 5(b) times the Base Salary that the Executive would have been paid during the remaining term of this Agreement including the assumed increases referred to in clause (i) of this Section 5(b), (iii) the maximum contributions that could be made by or on behalf of the Executive with respect to any employee benefit plans and programs maintained by the Company and the Bank based upon the Base Salary and, if applicable, the bonus or other incentive compensation, respectively, that the Executive would have been paid during the remaining term of this Agreement including the assumed increases referred to in clauses (i) and (ii) of this Section 5(b), and (iv) the present value of the pension benefits to which the Executive is entitled under Section 4(b)(vi) with respect to the RP and the BRP (and under any other qualified and non-qualified defined benefit plans maintained by the Bank or the Company covering the Executive) determined as if she had continued working for the Bank during the remaining Unexpired Employment Period and based upon the Base Salary and, if applicable, the bonus or other incentive compensation, respectively, that the Executive would have been paid during the remaining term of this Agreement including  the  assumed  increases  referred  to in clauses (i) and (ii) of this
Section 5(b). The benefits to be provided under, and the amounts payable pursuant to, this Section 5 shall be provided and be payable without regard to proof of damages and without regard to the Executive's efforts, if any, to mitigate damages. The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any Change in Control are not capable of accurate measurement as of the date first above written and that such liquidated damages constitute reasonable damages under the circumstances.

                  (c) Payments to the Executive under Section 5(b) shall be made on the Change in Control Date. Such payments shall be made regardless of whether the Executive's employment terminates.

6.       TERMINATION FOR DISABILITY.

                  (a) In the event of Termination for Disability, the Executive shall receive the benefits provided in Section 6(b); provided, however, that the benefits provided under Section 6(b) shall not be deemed to be in lieu of the benefits she is otherwise entitled as a former employee under the Bank or Company's employee plans and programs. For purposes of this Agreement, the Executive may be terminated for disability only if (i) the Executive shall have been absent from her duties with the Company on a full-time basis for at least six consecutive months, or (ii) a majority of the members of the Board acting in good faith determine that, based upon competent and independent medical evidence presented by a physician or physicians agreed upon by the parties, the Executive's physical or mental condition is such that she is totally and permanently incapable of engaging in any substantial gainful employment based upon her education, training and experience; provided, however, that on and after the earliest date on which a Change in Control of the Bank or Company as defined in Section 5 occurs, such a determination shall require the affirmative vote of at least three-fourths of the members of the Board acting in good faith and such vote shall not be made prior to the expiration of a 60-day period following the date on which the Board shall, by written notice to the Executive, furnish her a statement of its grounds for proposing to make such determination, during which period the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, and to be represented by her legal counsel at such presentations, to refute the grounds for the proposed determination.

                  (b) The Company will pay the Executive as Disability pay, a bi-weekly payment equal to 100% of the Executive's bi-weekly annual rate of Base Salary in effect on the date of the Executive's Termination for Disability. In addition, the Company will cause to be continued insurance coverage, including group life, health (including hospitalization, medical and major medical), dental, accidental death and dismemberment, travel accident and short-term disability coverage substantially identical to the coverage maintained by the Bank or the Company for the Executive prior to her Termination for Disability. The Disability pay and coverages shall commence on the effective date of the Executive's termination and shall cease upon the earliest to occur of: (i) the date the Executive returns to the full-time employment of the Company, in the same capacity as she was employed prior to her Termination for Disability and pursuant to an employment agreement between the Executive and the Company; (ii) the Executive's full-time employment by another employer; (iii) the Executive's attaining the normal age of retirement or receiving benefits under the RP or other defined benefit pension plan of the Bank or the Company; (iv) the Executive's death; (v) the Executive's eligibility to collect payments under the disability provision of the RP or other defined benefit pension plan of the Bank or the Company; or (vi) the expiration of the term of this Agreement.

                  (c) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to the Executive during any period during which the Executive is incapable of performing her duties hereunder by reason of temporary disability.

7.       TERMINATION UPON DEATH.

                  The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. In such event, the Executive and the Executive's legal representatives shall be entitled to the following:

          (i)     payment of the Executive's "Accrued Obligations;"

         (ii) the continuation of all benefits to the Executive's family and dependents that would have been provided if the Executive had been entitled to the benefits under Section 4(b)(ii), (iii) and (iv); and

         (iii) the timely payment of any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (all such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");

provided, however, that if the Executive dies while in the employment of the Company, the amount of life insurance provided to the Executive by the Company shall not be less than the lesser of $200,000 or three times the Executive's then annual Base Salary. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum cash payment within ten days of the Date of Termination. With respect to the provision of Other Benefits after the Change of Control Date, the term Other Benefits as utilized in this
Section 7 shall include, without limitation, that the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliates companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Change in Control Date.

8.       TERMINATION UPON RETIREMENT.

                  Termination by the Company of the Executive based on "Retirement" shall mean termination in accordance with the Company's or the Bank's retirement policy or in accordance with any retirement arrangement established with the Executive's consent with respect to him. Upon termination of the Executive upon Retirement, the Executive shall be entitled to all benefits under the RP and any other retirement plan of the Bank or the Company and other plans to which the Executive is a party, and the Executive shall be entitled to the benefits, if any, that would be payable to her as a former employee under the Bank's or the Company's employee benefit plans and programs and compensation plans and programs.

9.       TERMINATION FOR CAUSE.

                  The terms "Termination for Cause" or "Cause" shall mean termination because of the Executive's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, conviction of a felony with respect to the Bank or the Company or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on the Executive's part shall be "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the best interest of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to her a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause.

10.      NOTICE.

                  (a) Any purported termination by the Company or by the Executive shall be communicated by a Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (b) Subject to Section 10(c), "Date of Termination" shall mean
(A) if the Executive's employment is terminated for Disability, 30 days after a Notice of Termination is given (provided that she shall not have returned to the performance of her duties on a full-time basis during such 30-day period), and
(B) if her employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall be immediate).

                  (c) If, within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Executive her full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue her as a participant in all compensation, benefit and insurance plans in which she was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

                  (d) The Company may terminate the Executive's employment at any time, but any termination by the Company, other than Termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement or under any other benefit or compensation plans or programs maintained by the Bank or the Company from time to time. The Executive shall not have the right to receive compensation or other benefits for any period after a Termination for Cause as defined in Section 9 hereinabove.

                  (e) Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party, as follows. If to the Executive, (address omitted); if to the Company, JSB Financial, Inc., 303 Merrick Road, Lynbrook, New York 11563, Attention:
President, with a copy to Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048, Attention: Douglas J. McClintock, Esq.

11.      POST-TERMINATION OBLIGATIONS.

                  (a) All payments and benefits to the Executive under this Agreement shall be subject to the Executive's compliance with paragraph (b) of this Section 11 during the term of this Agreement and for one full year after the expiration or termination hereof.

                  (b) The Executive shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided, that the Company reimburses the Executive for the reasonable value of her time in connection therewith and for any out-of-pocket costs attributable thereto.

12.      COVENANT NOT TO COMPETE.

                  The Executive hereby covenants and agrees that for a period of one year following her Date of Termination, if such termination occurs prior to the end of the term of the Agreement, she shall not, without the written consent of the Board, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company if such position (a) entails working in (or providing services in) New York City, Nassau or Suffolk counties or (b) entails working in (or providing services in) any other county that is both (i) within the Bank's primary trade (or operating) area at the time in question, which shall be determined by reference to the Bank's business plan as in effect from time to time, and (ii) in which the Bank engages in material or substantial deposit-taking functions or lending activities at such time; provided, however, that this Section 12 shall not apply if the Executive's employment is terminated for the reasons set forth in any of Sections 4, 5, 6 or 8.

13.      SOURCE OF PAYMENTS.

                  All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Company.

14.      EFFECT ON PRIOR AGREEMENTS.

                  This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provisions of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to her without reference to this Agreement.

15.      EFFECT OF ACTION UNDER BANK AGREEMENT.

                  Notwithstanding any provision herein to the contrary, to the extent that full compensation payments and benefits are paid to or received by the Executive under the Bank Agreement, such compensation payments and benefits paid by the Bank will be deemed to satisfy the corresponding obligations of the Company under this Agreement.

16.      NO ATTACHMENT.

                  Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

17.      MODIFICATION AND WAIVER.

                  (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

                  (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

18.      SUCCESSOR AND ASSIGNS.

                  This Agreement will inure to the benefit of and be binding upon the Executive, her legal representatives and testate or intestate distributees, and the Company, its successors and assigns, including any successor by purchase, merger, consolidation or otherwise or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Any such successor of the Company shall be deemed to have assumed this Agreement and to have become obligated hereunder to the same extent as the Company and the Executive's obligations hereunder shall continue in favor of such successor.

19.      SEVERABILITY.

                  If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

20.      HEADINGS FOR REFERENCE ONLY.

                  The headings of Sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. Any reference in this Agreement to a Section or Subsection shall refer to a Section or Subsection of this Agreement, except as otherwise specified.

21.      GOVERNING LAW.

                  This Agreement shall be governed by the laws of the State of New York, without reference to conflicts of law principles.

22.      INDEMNIFICATION AND ATTORNEYS' FEES.

                  (a) The Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by her in connection with her consultation with legal counsel or arising out of any action, suit or proceeding in which she may be involved, as a result of her efforts, in good faith, to defend or enforce the terms of this Agreement. The Company agrees to pay all such costs as they are incurred by the Executive, to the full extent permitted by law, and without regard to whether the Company believes that it has a defense to any action, suit or proceeding by the Executive or that it is not obligated for any payments under this Agreement.

                  (b) In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due the Executive under this Agreement.

                  (c) The Company shall indemnify, hold harmless and defend the Executive for any act taken or not taken, or any omission or failure to act, by her in good faith while performing services for the Company or the Bank to the same extent and upon the same terms and conditions as other similarly situated officers and directors of the Company or the Bank. If and to the extent that the Company or the Bank, maintains, at any time during the Employment Period, an insurance policy covering the other officers and directors of the Company or the Bank against lawsuits, the Company or the Bank shall use its best efforts to cause the Executive to be covered under such policy upon the same terms and conditions as other similarly situated officers and directors.

23.      TAX INDEMNIFICATION.

                  (a) This Section 23 shall apply if a change "in the ownership or effective control" of the Company or "in the ownership of a substantial portion of the assets" of the Company occurs within the meaning of section 280G of the Code. If this Section 23 applies, then with respect to any taxable year in which the Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company to (or for the benefit of) the Executive, the Company shall pay to the Executive an amount equal to X determined under the following formula:

                  X    =                         E x P
                            -------------------------------------------------
                                  1 - [(FI x (1 - SLI)) + SLI + E + M]

                  where

                  E        = the  rate at which the excise tax is assessed under
                           section 4999 of the Code;

                  P = the amount with respect to which such excise tax is assessed, determined without regard to this
                           Section 23;

                  FI = the highest effective marginal rate of income tax applicable to the Executive under the Code for the taxable year in question (taking into account any phase-out or loss of deductions, personal exemptions and other similar adjustments);

                  SLI = the sum of the highest effective marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question (taking into account any phase-out or loss of deductions, personal exemptions and other similar adjustments); and

                  M        =  the  highest   marginal   rate  of  Medicare   tax
                           applicable to the Executive under the Code for the taxable year in question.

Attached as Appendix A to this Agreement is an example that illustrates application of this Section 23. Any payment under this Section 23 shall be adjusted so as to fully indemnify the Executive on an after-tax basis so that the Executive would be in the same after-tax financial position in which she would have been if no excise tax under section 4999 of the Code had been imposed. With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Executive under the terms of this Agreement or otherwise and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this Section 23(a) shall be made to the Executive on the earlier of (i) the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company is required to withhold such tax, or (ii) the date the tax is required to be paid by the Executive.

                  (b) Notwithstanding anything in this Section 23 to the contrary, in the event that the Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in Section 23(a), the Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 23(a), when increased by the amount of the payment made to the Executive under this Section 23(b) by the Company, or when reduced by the amount of the payment made to the Company under this Section 23(b) by the Executive, equals the amount that, it is finally determined, should have properly been paid to the Executive under Section 23(a). The interest paid under this Section 23(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the Executive under this Section 23, the Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

24.      NON-EXCLUSIVITY OF RIGHTS.

                  Except as otherwise provided herein, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Notwithstanding the foregoing, in the event of a termination of employment, the amounts provided in Section 4 or Section 5, as applicable, shall be the Executive's sole remedy for any purported breach of this Agreement by the Company.

25.      MITIGATION; OTHER CLAIMS.

                  The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

26.      CONFIDENTIAL INFORMATION.

                  The  Executive  shall  hold in a  fiduciary  capacity  for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. For purposes of this Agreement, secret and confidential information, knowledge or data relating to the Company or any of its affiliates, and their respective business, shall not include any information that is public, publicly available or available through trade association sources. Notwithstanding any other provision of this Agreement to the contrary, the Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of this Section 26, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunction or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages or posting any bond or other security, and without prejudice to any other remedies that may be available at law or in equity.

27.      ACCESS TO DOCUMENTS.

                  The Executive shall have the right to obtain copies of any Company or Bank documents that the Executive reasonably believes, in good faith, are necessary or appropriate in determining her entitlement to, and the amount of, payments and benefits under this Agreement.

1.       GUARANTEE.

         The Company hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which the Executive is or may be entitled to under the terms and conditions of the Bank Agreement.

1.       REQUIRED REGULATORY PROVISIONS.

         Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, as amended, 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                                   SIGNATURES


                  IN WITNESS  WHEREOF,  JSB  FINANCIAL,  INC.  has  caused  this
Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer, and the Executive has signed this Agreement, on the 22nd day of June, 1999.


ATTEST:                                              JSB FINANCIAL, INC.

Joanne Corrigan                                 By:  Edward P. Henson
---------------                                      ----------------
Joanne Corrigan                                      Edward P. Henson
Secretary                                            President




[Seal]







WITNESS:

                                                     Bernice Glaz
                                                     ------------
                                                     Bernice Glaz

STATE OF NEW YORK          )
                           : ss.:
COUNTY OF NASSAU           )

         On this 22nd day of June, 1999, before me personally came Edward P. Henson, to me known, who, being by me duly sworn, did depose and say that he is the President of JSB Financial, Inc., the Delaware corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.




                                                     Name:
                                                            Notary Public




STATE OF NEW YORK          )
                           : ss.:
COUNTY OF NASSAU           )

         On this 22nd day of June, 1999, before me personally came Bernice Glaz, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that she resides at the address set forth in said instrument, and that she signed her name to the foregoing instrument.




                                                     Name:
                                                            Notary Public

                                   APPENDIX A
                                   ----------

     1. INTRODUCTION. Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended ("Code"), impose a 20% non-deductible federal excise tax on a person if the payments and benefits in the nature of compensation to or for the benefit of that person that are contingent on a change in the ownership or effective control of the Company or the Bank or in the ownership of a substantial portion of the assets of the Company or the Bank (such payments and benefits are considered "parachute payments" under section 280G) exceed three times the person's "base amount" under section 280G. Section 23 of the Agreement provides for the Executive to receive a tax indemnification payment (sometimes referred to as a "gross-up" payment) if the payments and benefits in the nature of compensation to or for the benefit of the Executive that are considered parachute payments cause the imposition of an excise tax under section 4999 of the Code. Capitalized terms in this Appendix A that are not defined in this Appendix A have the meaning used in the Employment Agreement with the Executive.

     2. PURPOSE. The purpose of this Appendix A is to illustrate how the tax indemnification or gross-up payment would be computed. The amounts, figures and rates used in this example are meant to be illustrative and do not reflect the actual payments and benefits that would be made to the Executive under this Agreement. For purposes of this example, it is assumed that a change in control within the meaning of section 280G of the Code has occurred and that:

     (a) The value of the insurance benefits required to be provided to a hypothetical employee "Z" under sections 4(b)(iii) and 5(b) of the Agreement for medical, dental, life and other insurance benefits during the unexpired employment period is $23,000.

     (b) The annual rate of Z's salary covered by the Agreement is $100,000, and Z received annual salary increases of 4%, 5% and 6% (i.e., a three-year average of 5%) for each of the prior three years. Hence, the amount payable under sections 4(b)(v) and 5(b) of the Agreement for salary during the unexpired employment period would be $331,013 [$105,000 + $110, 250 + $115,763].

     (c) Z received annual bonuses equal to 20% of his salary in each of the prior three years. Hence, the amount payable under sections 4(b)(v) and 5(b) of the Agreement for bonuses during the unexpired employment period would be $66,203 [20% x ($105,000 + $110,250 + $115,763)].

     (d) The amount payable under sections 4(b)(vi) and 5(b) of the Agreement for the present value of the additional RP and BRP accruals during the unexpired employment period would be $45,000.

     (e) The amount payable under sections 4(b)(vii) and 5(b) of the Agreement for additional contributions to the ESOP, 401(k) Plan and BRP during the unexpired employment period would be $20,000.

     (f) Z's base amount (i.e., average W-2 wages for the five-year period preceding the change in control) is $87,000.

     3. DETERMINE IF Z IS SUBJECT TO AN EXCISE TAX. Z's parachute payments would total $485,216 [$23,000 + $331,013 + $66,203 + $45,000 + $20,000]. Three times
Z's base amount is $261,000 [3 x $87,000]; accordingly, Z is subject to an excise tax because $485,216 exceeds $261,000. Z's "excess parachute payments" under section 280G of the Code are equal to Z's total parachute payments minus one times Z's base amount, or $398,216 [$485,216 - $87,000]. If Z were not protected by section 23 of the Agreement, Z would be subjected to an excise tax of $79,643 [$398,216 x 20%], in addition to ordinary income taxes.

     4. Compute Z's Tax Indemnification Payment. Z's tax indemnification payment under section 23 of the Agreement would be computed pursuant to the following formula:


               E x P                                  .2 x $398,216
X =  ------------------------------------  =  ----------------------------------
     1 - [(FI x (1 - SLI)) + SLI + E + M]     1 - [.368874 + .0685 + .2 + .0145]


where
                  E     =  excise tax rate under section 4999 of the Code [20%];

                  P     =  the amount  with respect to which such  excise tax is
                           assessed determined without regard to section 23 of the Agreement [$398,216];

                  FI    =  the  highest  effective  marginal rate of  income tax
                           applicable to Z under the Code for the taxable year in question [assumed to be 39.6% in this example, but in actuality, the rate is adjusted to take into account any phase-out or loss of deductions, personal exemptions and other similar adjustments];

                  SLI   =  the sum  of the highest effective  marginal  rates of
                           income tax applicable to Z under applicable state and local laws for the taxable year in question [assumed to be 6.85% in this example, but in actuality, the rate is adjusted to take into account any phase-out or loss of deductions, personal exemptions and other similar adjustments]; and

                  M     =  the highest  marginal rate of Medicare tax applicable
                           to Z under the Code for the year in question [1.45%].

     In this example,  the amount of tax indemnification  payment due to Z under section 23 of the Agreement would be $79,643 [.2 x $398,216] divided by 0.348126 [1 - (.368874 + .0685 + .2 + .0145)], or $228,777. Such amount would be payable in addition to the other amounts payable under the Agreement in order to put Z in approximately the same after-tax position that Z would have been in if there were no excise tax imposed under sections 280G and 4999 of the Code. The tax indemnification to Z of $228,777 would in turn be a parachute payment subject to excise tax under sections 280G and 4999. Accordingly, Z's actual excess parachute payment would be $626,993 [$485,216 - $87,000) + $228,777)] resulting in an excise tax of $125,399 [$626,993 x 20%]. The difference between the indemnification. payment and the excise tax [$103,378] is an amount equal to the sum of the income and other applicable taxes due on the indemnification payment [($228,777 x .368874) + ($228,777 x .0685) + ($228,777 x .0145)], confirming that the amount of the tax indemnification payment is sufficient to satisfy all of Z's tax liability resulting from the excess parachute payment.